Prospectus Supplement No. 20


The Prospectus dated November 14, 1996 (the "Prospectus") relating to the offer for resale of up to $115,000,000 aggregate principal amount of 5.5% Convertible Subordinated Debentures due 2006 of Aames Financial Corporation (the "Company") and 6,160,713 shares of the common stock of the Company, par value $0.001 per share, into which such Debentures are convertible is hereby amended as follows:

The following entity is hereby named as a Selling Security Holder as contemplated on page 33 of the Prospectus:

     Selling Security Holder                  Principal Amount of Debentures
     -----------------------                  ------------------------------
     Sage Capital					    $400,000
     c/o Pete Dellisser
     314 South River Street,  Unit B
     Hailey, Idaho 83333

     Equitable Life Assurance                               $170,000
       Separate Account Convertibles
     c/o Susan Olifiers
     Alliance Capital Management
     1345 Avenue of the Americas, 40th Floor
     New York, New York 10105

     Hudson River Trust Balanced Account                    $ 70,000
     c/o Susan Olifiers
     Alliance Capital Management
     1345 Avenue of the Americas, 40th Floor
     New York, New York 10105

     Memphis Light, Water & Gas Retirement  Fund            $ 60,000
     c/o Susan Olifiers
     Alliance Capital Management
     1345 Avenue of the Americas, 40th Floor
     New York, New York 10105

     Columbia / HCA Money Purchase Plan                     $ 50,000
     c/o Susan Olifiers
     Alliance Capital Management
     1345 Avenue of the Americas, 40th Floor
     New York, New York 10105


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     Selling Security Holder                  Principal Amount of Debentures
     -----------------------                  ------------------------------

     Hudson River Trust Growth Investors                    $50,000
     c/o Susan Olifiers
     Alliance Capital Management
     1345 Avenue of the Americas, 40th Floor
     New York, New York 10105

     Hudson River Trust Growth & Income Account             $ 40,000
     c/o Susan Olifiers
     Alliance Capital Management
     1345 Avenue of the Americas, 40th Floor
     New York, New York 10105

     The Hotel Union & Industry of Hawaii                   $ 20,000
     c/o Susan Olifiers
     Alliance Capital Management
     1345 Avenue of the Americas, 40th Floor
     New York, New York 10105

     The Frist Foundation                                   $ 20,000
     c/o Susan Olifiers
     Alliance Capital Management
     1345 Avenue of the Americas, 40th Floor
     New York, New York 10105

     Equitable Life Assurance                               $10,000
       Separate Account Balanced
     c/o Susan Olifiers
     Alliance Capital Management
     1345 Avenue of the Americas, 40th Floor
     New York, New York 10105

     The Hotel Union - ILWU Pension Trust                   $ 10,000
     c/o Susan Olifiers
     Alliance Capital Management
     1345 Avenue of the Americas, 40th Floor
     New York, New York 10105

            The date of this Prospectus Supplement is May 13, 1997.